UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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NEUMORA THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

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Your vote counts Numora Therapeutics, Inc. 2026 Annual Meeting vote by May 26, 2026 11:59 PM ET. Neumora Therapeutics, INC. 460 Arsenal Street, Suite 1 Watertown, MA 024732 V94606-P52588 you invested in neumora therapeutic’s, Inc. and its time to vote! You have the right to vote on proposals being presented at the annual meeting. This is an notice regarding the availability of proxy materials for the stockholder meeting to be held on Monday 27, 2026. Get informed before you vote. View the Notice and Proxy Statement and 10-K online or you can receive a free paper or email copy of the material(s) by requesting prior to may 13, 2026. If you would you like to request a copy of the material (s) for this and/or future stockholder meeting, you may (1) visit www.proxyvote.com, (2) call 1-800-579-1369 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and vote, visit www.proxyvote.com control # smartphone users point your camera here and vote without entering a control number. Vote virtually at the meeting* May 27, 2026 4:00 PM EDT. *Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.proxyvote.com. This is not a votable Ballot. This is an overview of the proposal being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Voting items 1. To elect three Class III directors to hold until the 2029 annual meeting of stockholder or until their successors are elected: Nominees 1a. Paul Berns For 1b. Matthew Fust For 1c. David Piacquad For 2. To ratify the appointment, by the Audit Committee of the company’s Board of Directors, of Ernst & Young LLP, as the independent registered public accounting firm and independent auditor of the company for the year ending December 31, 2026. For. 3. Advisory Vote on the compensation of our named executive officers. For. 4. Advisory vote on the frequency of future advisory on the compensation of our named executive officers. Year Board Recommends prefer to receive an email instead? While voting on www.Proxy vote.com, be sure to click “Delivery Settings”.